UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 5, 2010
THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code                    (781) 749-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1

INFORMATION TO BE INCLUDED IN THE REPORT
Section 7 — Regulation FD

Item 7.01	Regulation FD Disclosure.
     Attached and being furnished as Exhibit 99.1 is a copy of a press release of The Talbots, Inc. (“Talbots” or the “Company”) dated October 5, 2010, regarding information to be presented at the Company’s scheduled investor meeting. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.
     To supplement the Company’s financial results presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company uses, and has also included in the attached press release, outlook and financial targets for certain non-GAAP financial measures. These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are used solely to provide supplemental information together with our reported GAAP amounts. These non-GAAP financial measures may also be calculated differently from similar measures disclosed by other companies.
     To ease the use and understanding of our non-GAAP financial measures, the Company identifies each of the exclusions in arriving at our adjusted (non-GAAP) amounts.
     In the accompanying press release, the Company provides outlook and financial targets which exclude the following special items: merger-related costs, restructuring charges, impairment charges, costs associated with the store re-image initiative and the impact of a change in tax estimate.
     Management uses these financial measures, together with GAAP results, as an additional tool in assessing the impact and results of our ongoing strategic initiatives, evaluating historical core operating performance and any potential trends in our core operating performance, assessing management performance, and assessing operating performance against other companies. The Company believes that these financial measures are helpful to investors as an additional tool to further facilitate an investor’s understanding and evaluation of the Company’s operating performance, as these measures identify items which the Company believes impact comparability and which are not necessarily indicative of ongoing core operating performance.
     Material limitations of these financial measures are: (i) such measures do not reflect actual GAAP amounts and adjust for special items which impact the corresponding GAAP amounts, such as GAAP margins, GAAP income and GAAP earnings per share, as applicable; (ii) such measures may involve actual cash outlays which impact cash flows; (iii) the change in tax estimate involves a potential cash liability to be satisfied from future cash flows; (iv) merger-related costs reflect actual cash outlays; (v) impairment charges reflect an actual decrease in the carrying value of one or more assets based on current estimates of the fair value of those assets; and (vi) charges related to our store re-image initiative and our restructuring charges include cash outlays which impact cash flows; all of the above may be material to an investor’s understanding of the Company’s financial position. Management compensates for these limitations by clarifying that these measures are only supplemental to the reported GAAP operating metrics and should not be considered in isolation.
     Exclusion of items in our non-GAAP measures should not be considered as an inference that these items are unusual, infrequent or non-recurring.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release of The Talbots, Inc. dated October 5, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Dated: October 5, 2010	By:	/s/ Michael Scarpa
		Name:	Michael Scarpa
		Title:	Chief Operating Officer, Chief Financial Officer and Treasurer